Exhibit 99.2

RAVEN BIOLOGICAL LABORATORIES, INC.

Financial Statements

and

Independent Auditors’ Report

October 31, 2005

INDEPENDENT AUDITORS’ REPORT

Board of Directors and Stockholders

Raven Biological Laboratories, Inc.

Omaha, Nebraska

We have audited the accompanying balance sheet of Raven Biological Laboratories, Inc. as of October 31, 2005, and the related statements of income, changes in stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Raven Biological Laboratories, Inc. as of October 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Ehrhardt Keefe Steiner & Hottman PC

July 19, 2006

Denver, Colorado

RAVEN BIOLOGICAL LABORATORIES, INC.

Balance Sheets

	October 31, 2005	March 31, 2006
		(Unaudited)
Assets
Current assets
Cash and cash equivalents	$461,715	$410,845
Short-term investments	29,028	29,028
Accounts receivable, net of allowance for doubtful accounts of $7,000 at October 31, 2005 and $33,600 at March 31, 2006	703,533	900,102
Notes receivable - stockholders	562,387	820,341
Other current receivables	61,064	58,581
Inventories, net	588,726	494,313
Prepaid expenses	60,687	35,401

Total current assets	2,467,140	2,748,611

Non-current assets
Cash surrender value of life insurance	85,377	85,377
Long-term investments	40,137	40,600
Deposits	46,208	37,619
Furniture and equipment, net	538,350	613,098

Total non-current assets	710,072	776,694

Total assets	$3,177,212	$3,525,305

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	$79,660	$114,620
Line-of-credit	—	100,000
Current portion of long-term debt	164,898	166,509

Total current liabilities	244,558	381,129

Non-current liabilities
Long-term debt, less current portion	262,390	208,967

Total liabilities	506,948	590,096

Commitments
Stockholders’ equity
Common stock, $0.01 par value, 1,000,000 shares authorized, 740,000 and 822,223 shares issued and outstanding at October 31, 2005 and March 31, 2006 (unaudited), respectively.	14,400	15,222
Additional paid-in capital	101,800	367,260
Treasury stock, at cost 700,000 shares	(38,830)	(38,830)
Retained earnings	2,592,894	2,591,557

Total stockholders’ equity	2,670,264	2,935,209

Total liabilities and stockholders’ equity	$3,177,212	$3,525,305

See notes to financial statements.

RAVEN BIOLOGICAL LABORATORIES, INC.

Statements of Income

	For the Year Ended October 31, 2005	For the Five Months Ended March 31,
		2006	2005
		(Unaudited)	(Unaudited)
Sales	$4,321,827	$2,019,474	$1,685,431
Cost of goods sold	2,479,338	992,228	922,382

Gross profit	1,842,489	1,027,246	763,049
Operating expenses	885,813	571,669	433,002

Income from operations	956,676	455,577	330,047

Other income (expense)
Loss on investments	(21,450)	—	(27,750)
Interest expense	(25,331)	(12,348)	(6,791)
Interest income	43,820	8,951	5,492
Other income	9,243	215	421

Total other income (expense)	6,282	(3,182)	(28,628)

Net Income	962,958	452,395	301,419
Pro forma adjustment - provision for income taxes	366,000	172,000	115,000

Pro forma net income	$596,958	$280,395	$186,419

Basic and diluted weighted average common shares outstanding	740,000	748,627	740,000

Pro forma Basic and diluted income per common share	$0.81	$0.37	$0.25

See notes to financial statements.

RAVEN BIOLOGICAL LABORATORIES, INC.

Statement of Changes in Stockholders’ Equity

For the Year Ended October 31, 2005 and Five Months Ended March 31, 2006 (Unaudited)

	Common Stock		Additional Paid-in Capital	Treasury Stock	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount
Balance - October 31, 2004	740,000	$14,400	$101,800	$(38,830)	$2,079,936	$2,157,306
Net income	—	—	—	—	962,958	962,958
Distributions	—	—	—	—	(450,000)	(450,000)

Balance - October 31, 2005	740,000	14,400	101,800	(38,830)	2,592,894	2,670,264
Issuance of common stock	82,223	822	265,460	—	—	266,282
Net income	—	—	—	—	452,395	452,395
Distributions	—	—	—	—	(453,732)	(453,732)

Balance - March 31, 2006 (Unaudited)	822,223	15,222	367,260	(38,830)	2,591,557	2,935,209

See notes to financial statements.

RAVEN BIOLOGICAL LABORATORIES, INC.

Statements of Cash Flows

	For the Year Ended October 31, 2005	For the Five Months Ended March 31,
		2006	2005
		(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$962,958	$452,395	$301,419

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	169,608	52,500	70,000
Allowance for doubtful accounts	7,000	26,600	7,000
Changes in assets and liabilities
Accounts receivable	(127,713)	(223,169)	(130,840)
Inventories	(164,922)	94,413	(53,790)
Other current receivables	9,318	2,483	11,605
Deposits	(24,855)	8,589	—
Cash surrender value of life insurance	(14,625)	—	—
Prepaid expenses	(60,687)	25,286	—
Accounts payable and accrued liabilities	24,358	34,960	23,479

	(182,518)	21,662	(72,546)

Net cash provided by operating activities	780,440	474,057	228,873

Cash flows from investing activities
Purchases of furniture and equipment	(346,198)	(127,248)	(109,359)
Payments on related party notes receivable	52,423	8,328	1,805
Investments	(4,205)	(463)	(18,671)

Net cash used in investing activities	(297,980)	(119,383)	(126,225)

Cash flows from financing activities
Line-of-credit, net	275,158	100,000	90,965
Payments on long-term debt	(143,794)	(51,812)	—
Distributions to shareholders	(450,000)	(453,732)	(253,425)

Net cash used in financing activities	(318,636)	(405,544)	(162,460)

Net increase (decrease) in cash	163,824	(50,870)	(59,812)
Cash and cash equivalents - beginning of year	297,891	461,715	297,891

Cash and cash equivalents - end of year	$461,715	$410,845	$238,079

See notes to financial statements.

RAVEN BIOLOGICAL LABORATORIES, INC.

Supplemental disclosure of cash flow information:

Cash paid for interest for the year ended October 31, 2005 and the periods ended March 31, 2006 (unaudited) and March 31, 2005 (unaudited) was $25,676, $12,348, and 6,791, respectively.

Supplemental disclosure of non-cash activity:

During the year ended October 31, 2005, the Company refinanced its debt by rolling notes payable totaling $230,182 and the line-of-credit totaling $275,158 into a new note in the amount of $505,340.

During the five month period ended March 31, 2006 (unaudited), certain stockholders entered into notes receivable for the purchase of common stock totaling $266,282. These notes were paid in full subsequent to March 31, 2006.

See notes to financial statements.

RAVEN BIOLOGICAL LABORATORIES, INC.

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies

Raven Biological Laboratories, Inc. (the “Company” or “RAVEN”) manufactures Biological Indicators (“BI”) and Chemical Indicators (“CI”) used to assess the effectiveness of sterilization processes, including steam, gas (such as ethylene oxide), and radiation. Biological Indicators consist of resistant spores of certain microorganisms which are applied on a convenient substrate. The spores are well characterized in terms of numbers and resistance to sterilization. RAVEN products are used to validate equipment and monitor the effectiveness of a process in any industrial or healthcare setting which uses sterilization. Key markets for RAVEN include dental offices, hospitals, medical device manufacturing, pharmaceutical manufacturing, and food processing. In addition to Biological and Chemical Indicators, the Company offers Contract and Testing Services to industrial companies for the development of sterilization processes. These testing services include organism identification, population verification, sterilization process development and custom BI production.

Interim Financial Information

The unaudited financial statements as of March 31, 2006 and for the five month periods ended March 31, 2006 and 2005 include, in the opinion of management, all adjustments (consisting of normal and recurring adjustments) necessary to present fairly the Company’s financial position, results of operations and cash flows. Operating results for the five months ended March 31, 2006 are not necessary indicative of the results that may be expected for the year ended October 31, 2006.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions it invests with. As of the balance sheet date, and periodically throughout the year, the Company has maintained balances in various operating accounts in excess of federally insured limits.

Accounts Receivable and Concentration of Credit Risk

The Company uses the allowance for doubtful accounts method for valuing doubtful accounts receivable which is based on historical experience coupled with a review of current status of existing receivables. The allowance for uncollectible amounts is continually reviewed and adjusted to maintain the allowance at a level considered adequate to cover future losses. The losses ultimately incurred could differ materially in the near term from the amounts estimated in determining the allowance.

As of October 31, 2005 and March 31, 2006 (unaudited), one customer accounted for approximately 17% of total accounts receivable. For the periods ended March 31, 2006 (unaudited) and March 31, 2005 (unaudited) one customer accounted for approximately 12% and 11% of total sales, respectively.

Inventories

Inventory consists of raw materials, work in process, and finished goods and is stated at the lower of cost or market, determined using the first-in, first-out method (FIFO).

RAVEN BIOLOGICAL LABORATORIES, INC.

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Investments

The Company classifies its investment securities as, trading or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity.

Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. Trading securities are recorded at fair value. Unrealized holding gains and losses on trading securities are included in earnings.

Realized gains and losses for securities classified as held-to-maturity are recognized in earnings upon sale or redemption at maturity. The specific identification method is used to determine the cost of securities sold. Discounts or premiums are accreted or amortized using the level-interest-yield method to the earlier of the call date or maturity of the related held-to-maturity security. The Company had no significant unrealized gains or losses and no realized gains or losses for the periods presented.

The Company has a 50% investment in Zim Air, LLC and a 25% investment in Edge Life Sciences, LLC. These investment are accounted for using the equity method of accounting. Under such method, the Company’s proportionate share of net income (loss) is included as a separate item in the statement of operations.

Property and Equipment

Property and equipment is stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets, ranging from 5 to 7 years.

Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered. The Company looks primarily to the undiscounted future cash flows in its assessment of whether or not long-lived assets have been impaired.

Revenue Recognition

The Company recognizes revenue at the time products are shipped.

RAVEN BIOLOGICAL LABORATORIES, INC.

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Income Taxes

The Company has elected to be treated as an S-corporation for income tax purposes. Accordingly, taxable income and losses of the Company are reported on the income tax returns of the Company’s stockholders and no provisions for federal income taxes has been recorded on the accompanying financial statements.

Included in the statements of income are pro forma income tax adjustments computed using the statutory rates in effect, which represents the federal and state income tax provisions that would have been required had the Company been taxed as a C- Corporation. The Company’s assumed statutory tax rate based on pre-tax income on a pro forma basis would have been 38% for the year ended October 31, 2005 and the periods ended March 31, 2006 and 2005.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense for the year ended October 31, 2005 was approximately $139,000 and amounts expensed for the periods ended March 31, 2006 (unaudited) and March 31, 2005 (unaudited) was approximately $63,000 and $61,000, respectively.

Research and Development Costs

Expenditures made for research and development are charged to expense as incurred.

Earnings Per Share

Basic earnings per share is calculated using the average number of common shares outstanding. Diluted earnings per share is computed on the basis of the average number of common shares outstanding plus the effect of any outstanding dilutive securities. No diluted earnings per share is presented, as there are no potential dilutive common shares.

Fair Value of Financial Instruments

The carrying amounts of financial instruments including cash and cash equivalents, short-term investments, receivables, accounts payable and accrued expenses approximate fair value because of the relatively short maturity of these instruments. The fair value of long-term debt approximates fair value based on current market rates available for similar debt instruments.

Recently Issued Accounting Pronouncements

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs - an amendment of ARB No. 43” (“FAS 151”), which is the result of its efforts to converge U.S. accounting standards for inventories with International Accounting Standards. FAS No. 151 requires idle facility expenses, freight, handling costs, and wasted material (spoilage) costs to be recognized as current-period charges. It also requires that allocation of fixed production overheads to the costs of conversion be based on the

RAVEN BIOLOGICAL LABORATORIES, INC.

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

normal capacity of the production facilities. FAS No. 151 will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company has evaluated the impact of this standard on the financial statements, and has determined that the current idle plant capacity has been accounted for properly.

In December 2004, the FASB issued SFAS No. 153 “Exchanges of Non-monetary Assets — amendment of APB Opinion No. 29”. Statement 153 eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance, defined as transactions that are not expected to result in significant changes in the cash flows of the reporting entity. This statement is effective for exchanges of non-monetary assets occurring after June 15, 2005. The adoption of this statement is not expected to have a material impact on the Company’s financial position, results of operations, or cash flows.

The FASB has issued SFAS No. 154, “Accounting Changes and Error Corrections”. This new standard replaces APB Opinion No. 20, “Accounting Changes”, and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements”. Among other changes, SFAS 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle, unless it is impracticable to do so. SFAS 154 also provides that (1) a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and (2) correction of errors in previously issued financial statements should be termed a “restatement.” SFAS 154 is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. Early adoption of SFAS 154 is permitted for accounting changes and correction of errors made in fiscal years beginning after June 1, 2005.

In February 2006, the FASB issued Statement No. 155, Accounting for Certain Hybrid Financial Instruments (“FAS 155”), which amends FASB Statement No. 133 and FASB Statement 140, and improves the financial reporting of certain hybrid financial instruments by requiring more consistent accounting that eliminates exemptions and provides a means to simplify the accounting for these instruments. Specifically, FASB Statement No. 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. FAS 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company does not intend to issue or acquire the hybrid instruments included in the scope of FAS 155 and does not expect the adoption of FAS 155 to affect future reporting or disclosures.

RAVEN BIOLOGICAL LABORATORIES, INC.

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 - Balance Sheet Disclosures

Inventories consist of the following:

	October 31, 2005	March 31, 2006
		(Unaudited)
Raw materials	$412,663	$343,599
Work-in-progress and finished goods	208,063	182,714
Less reserve for slow moving inventory	(32,000)	(32,000)

	$588,726	$494,313

Furniture and equipment consist of the following:

	October 31, 2005	March 31, 2006
		(Unaudited)
Furniture and equipment, net	$1,563,927	$1,691,175
Less accumulated depreciation	(1,025,577)	(1,078,077)

	$538,350	$613,098

Depreciation expense for the year ended October 31, 2005 was approximately $169,600 and for the five month periods ended March 31, 2006 (unaudited) and March 31, 2005 (unaudited), was approximately $52,500 and $70,000, respectively.

RAVEN BIOLOGICAL LABORATORIES, INC.

Notes to Financial Statements

Note 3 - Notes Receivable

Notes receivable consist of the following:

	October 31, 2005	March 31, 2006
		(Unaudited)
Notes receivable from stockholders, interest at 6% per annum. This note was paid in full subsequent to year end.	$471,547	$471,547

Certain officers and employees have entered into agreements to acquire shares of the Company’s common stock. As part of the stock purchases, the Company has granted loans to the officers and employees to assist in funding the purchases. The notes bear interest at 6.0%. All of the notes have been paid in full subsequent to year end.	90,840	348,794

	$562,387	$820,341

Note 4 - Line-of-Credit

The Company maintains a line of credit in the amount of $275,000 payable to American National Bank. Interest at October 31, 2005 was 5.5%. As of October 31, 2005 and March 31, 2006 (unaudited), the balance outstanding was $0 and $100,000, respectively. The line-of-credit is collateralized by substantially all of the assets of the Company and guaranteed by a stockholder of the Company. The line-of-credit was paid in full subsequent to year end.

Note 5 - Long-Term Debt

Long-term debt consists of:

	October 31, 2005	March 31, 2006
		(Unaudited)
Note payable to a bank with interest at 0.5% over prime (6.5% at October 31, 2005). The note calls for monthly principal and interest payments of $15,525 and matures May 2008. It is collateralized by substantially all assets of the Company and guaranteed by a stockholder of the Company. This note was paid in full subsequent to year end.	$427,288	$375,476
Less current portion	(164,898)	(166,509)

	$262,390	$208,967

Maturities of long-term obligations are as follows:

Year Ending October 31,
2006	$164,898
2007	174,373
2008	88,017

$427,288

Note 6 - Commitments

Operating Leases

The Company leases its facility under a non-cancelable operating lease from a stockholder of the Company requiring monthly rent payments of $12,500 through November 2009 and $14,375 through November 2014. Rent expense for the year ended October 31, 2005, and the periods ended March 31, 2006 (unaudited) and March 31, 2005 (unaudited) was approximately $125,000, $62,500 and $25,500, respectively.

Future minimum lease payments under these leases are approximately as follows:

Year Ending October 31,
2006	$150,000
2007	150,000
2008	150,000
2009	150,000
2010	171,000
Thereafter	704,000

$1,475,000

Note 7 - Employee Benefit Plan

Effective January 1, 1998, the Company adopted a 401(k) savings plan which covers substantially all its employees. Employees become eligible upon completing one year of service and reaching 21 years of age. Under the terms of the plan, the Company makes matching contributions equal to 100% of the first 3% of an employees compensation and 50% of the next 2% of an employees compensation. These contributions are made monthly. Company contributions are 100% vested when made.

Company matching contributions to the Plan for the year ended October 31, 2005 and the five month periods ended March 31, 2006 (unaudited) and March 31, 2005 (unaudited), were $20,500, $14,000 and $7,700, respectively.

Note 8 - International Sales

For the year ended October 31, 2005 and the five month periods ended March 31, 2006 (unaudited) and March 31, 2005 (unaudited) the Company had international sales of $1,506,000, $660,000 and $575,000, respectively.

Note 9 - Subsequent Events

On May 4, 2006, the Company sold all of its outstanding stock to Mesa Laboratories, Inc. (“Mesa Labs”). Under the terms of the transaction, Mesa Labs has acquired all of the outstanding shares of RAVEN for approximately $6,750,000 which was comprised of $3,500,000 cash and 223,243 shares (valued at $3,250,000) of common stock.